Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated November 24, 2008, for Legg Mason Partners Small Cap Value Fund, a series of the Legg Mason Partners Equity Trust, as of September 30, 2008, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “Financial Highlights of Legg Mason Partners Small Cap Value Fund” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

August 21, 2009